EXHIBIT 10.9

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”), dated as of May 18, 2004, is made by and between EQT Investments, LLC, a Delaware limited liability company (“Assignor”), and EQT Holdings Company, LLC, a Delaware limited liability company and the wholly-owned subsidiary of Assignor (“Assignee”).

WITNESSETH:

WHEREAS, Assignor is making a capital contribution to Assignee consisting of, among other things, the 11,527,971 shares of common stock of Westport Resources Corporation (the “WRC Shares”) held beneficially and of record by Assignor;

WHEREAS, in connection with such capital contribution Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s rights and obligations under certain agreements relating to the WRC Shares.

NOW, THEREFORE, in consideration of the premises the parties hereto do hereby agree as follows:

1.               Assignment of WRC Shares.  Assignor hereby irrevocably assigns, transfers and conveys to Assignee as a capital contribution all its right, title and interest in and to the WRC Shares.

2.               Assignment of Related Rights and Obligations.  Assignor hereby irrevocably assigns, transfers and conveys to Assignee, and Assignee herby assumes from Assignor, all of Assignor’s rights and obligations under and in connection with the following:

a)              Registration Rights Agreement, dated as of October 1, 2003, by and among Westport Resources Corporation, Westport Energy LLC, Assignor, Medicor Foundation and the persons and entities named on Exhibit A thereto;

b)             Voting Agreement, dated as of April 6, 2004, among Kerr-McGee Corporation and Assignor;

c)              Termination Agreement, dated as of April 6, 2004, by and among Westport Resources Corporation, Westport Energy LLC, Assignor, Medicor Foundation, and certain persons named on Exhibit A thereto; and

d)             Registration Rights Agreement, dated as of April 6, 2004, by and among Kerr-McGee Corporation, Westport Energy LLC, Medicor Foundation and Assignor.

(collectively, the “Assumed Contracts”).  Assignee hereby assumes and agrees to timely pay, perform, satisfy, and discharge all of Assignor’s obligations under the Assumed Contracts if, as and when due in accordance with the terms thereof.

3.               With respect to the Termination and Voting Agreement (the “Termination and Voting Agreement” and, together with the Assumed Contracts, the “Subject Contracts”), dated as of October 1, 2003, by and among Westport Resources Corporation, Westport Energy LLC, Assignor, Medicor Foundation and the persons and entities named on Exhibit A thereto, (a) Assignor agrees to promptly seek the consents required pursuant to Section 4.7 of the Termination and Voting Agreement in order to duly assign, transfer and convey to Assignee all of Assignor’s rights and obligations under the Termination and Voting Agreement (the “Required Consents”), (b) upon receipt of the Required Consents and without further action by either party hereto, all of Assignor’s rights and obligations under the Termination and Voting Agreement shall be assigned, transferred and conveyed to and assumed by Assignee, and (c) during the period between the date hereof and the date of receipt of the Required Consents, Assignor agrees to consult with, and duly consider the interests of, the Assignee, prior to exercising any right or performing any duty under the Termination and Voting Agreement.

4.               Representations and Warranties of Assignor.  Assignor hereby represents and warrants, as of the date hereof that:

a)              It owns its right, title and interest in and to the WRC Shares and the Subject Contracts free and clear from any lien or adverse claim;

b)             A true and correct copy of each Subject Contract has been provided to Assignee; and

c)              No default on the part of Assignor has occurred in connection with any Subject Contracts.

5.               Miscellaneous.

a)              This Assignment supersedes any prior understandings or oral agreements among the parties respecting the subject matter hereof and constitutes the entire understanding and agreement among the parties with respect to the subject matter of this Agreement.

b)             This Assignment shall be governed by and construed in accordance with laws of the State of Nevada.

c)              The parties hereto covenant and agree that they will execute such further instruments and documents as are or may be necessary or convenient to effectuate and carry out the transaction contemplated by this Assignment.

d)             This Assignment shall be binding upon and insure to the benefit of the parties hereto and their respective successor, and assigns.

e)              This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one document.

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first written above.

EQT INVESTMENTS, LLC

By:	/S/ KENNETH J. KUBACKI

Its:	Vice President

EQT HOLDINGS COMPANY, LLC

By:	/S/ MONTE L. MILLER

Its:	Treasurer